                           CLASS A AND CLASS Z SHARES
                           --------------------------
                             DISTRIBUTION AGREEMENT
                             ----------------------

     THIS AGREEMENT is made and entered into on this _____ day of _____, _____, between STRONG __________, INC., a Wisconsin corporation (the "Corporation"), and STRONG INVESTMENTS, INC., a Wisconsin corporation (the "Distributor"):

                                 WITNESSETH:

     WHEREAS, the Corporation is an open-end management investment company registered under the Investment Company Act of 1940 (the "Investment Company Act");

     WHEREAS, the Corporation is authorized to create separate series, each with its own separate investment portfolio, and the beneficial interest in each such series will be represented by a separate series of shares;

     WHEREAS, the Corporation is authorized to create separate classes of beneficial interest within each series, each with its own expenses;

     WHEREAS, the Corporation is authorized to issue shares of its $________ par value common stock (the "Shares") in separate series;

     WHEREAS, the Distributor is a registered broker-dealer under state and federal laws and regulations and is a member of the National Association of Securities Dealers (the "NASD"); and

     WHEREAS, the Corporation desires to retain Distributor as the distributor of the Shares of each series on whose behalf this Agreement has been executed.

     NOW, THEREFORE, the Corporation and Distributor mutually agree and promise as follows:

     1.  Appointment of Distributor
         --------------------------

     The Corporation hereby appoints the Distributor as its agent for the distribution of the Shares of each series of the Corporation listed on Schedule A attached hereto (each series is hereinafter referred to as a "Fund"), as such Schedule may be amended from time to time, in jurisdictions wherein the Shares may legally be offered for sale; provided, however, that the Corporation may (a) issue or sell Shares directly to holders of such Shares upon such terms and conditions and for such consideration, if any, as it may determine, whether in connection with the distribution of subscription or purchase rights, the payment or reinvestment of dividends or distributions, or otherwise; or (b) issue or sell Shares at net asset value to the shareholders of any other investment company, as defined in the Investment Company Act, for which the Distributor shall act as exclusive distributor, who wish to exchange all or a portion of their investment in shares of such other investment company for Shares of the Corporation.

     2.  Acceptance; Services of Distributor
         -----------------------------------

     The Distributor hereby accepts appointment as agent for the distribution of the Shares and agrees that it will use its best efforts with reasonable promptness to sell such part of the authorized Shares remaining unissued as from time to time shall be effectively registered under the Securities Act of 1933 (the "Securities Act"), at prices determined as hereinafter provided and on terms hereinafter set forth, all subject to applicable federal and state laws and regulations and the Articles of Incorporation and By-Laws of the Corporation.

     3.  Manner of Sale; Compliance with Securities Laws and Regulations
         ---------------------------------------------------------------

     a. The Distributor shall sell Shares to or through qualified dealers or others in such manner, not inconsistent with the provisions hereof and the Corporation's then effective Registration Statement under the Securities Act, as the Distributor may determine from time to time, provided that no dealer or other person shall be appointed or authorized to act as agent of the Corporation without the prior consent of the Corporation. The Distributor shall cause subscriptions for Shares to be transmitted in accordance with any subscription agreement then in force for the purchase of Shares. Distributor and Corporation shall cooperate in implementing procedures to ensure that the sales commission, if any, payable on the purchase of Shares is paid to the Distributor in a timely manner.

     b. The Distributor, as agent of and for the account of the Corporation, may repurchase Shares at such prices and upon such terms and conditions as shall be specified in the Corporation's current prospectus relating to each Fund.

     c. The Corporation will furnish to the Distributor from time to time such information with respect to the Corporation, each Fund, and the Shares as the Distributor may reasonably request for use in connection with the sale of the Shares. The Distributor agrees that it will not use or distribute or authorize the use, distribution or dissemination by its dealers or others, in connection with the sale of such Shares, of any statements, other than those contained in the Corporation's current prospectus relating to each Fund, except such supplemental literature or advertising as shall be lawful under federal and state securities laws and regulations, and that it will furnish the Corporation with copies of all such material.

     d. In selling or reacquiring Shares for the account of the Corporation, the Distributor will in all respects conform to the requirements of all state and federal laws and the Conduct Rules of the NASD, relating to such sale or reacquisition, as the case may be, and will indemnify and save harmless the Corporation, each Fund, each person who has been, is or may hereafter be a director or officer of the Corporation or any Fund from any damage or expense on account of any wrongful act by the Distributor or any employee, representative or agent of the Distributor. The Distributor will observe and be bound by all the provisions of the Articles of Incorporation of the Corporation (and of any fundamental policies adopted by the Corporation and/or each Fund pursuant to the Investment Company Act, notice of which shall have been given to the Distributor) which at the time in any way require, limit, restrict or prohibit or otherwise regulate any action on the part of the Distributor.

     e. The Distributor will require each dealer to conform to the provisions hereof and the Registration Statement (and related prospectus or prospectuses) at the time in effect under the Securities Act with respect to the public offering price of the Shares.

     4.  Price of Shares
         ---------------

     a. Shares offered for sale or sold by the Distributor for the account of the Corporation shall be so offered or sold at a price per Share determined in accordance with the then current prospectus relating to the sale of such Shares except as departure from such prices shall be permitted by the rules and regulations of the Securities and Exchange Commission (the "SEC").

     b. The Distributor shall be entitled to receive a sales commission on the sale or redemption, as appropriate, of each series and class of each Fund's Shares in the amount of any initial, deferred or contingent deferred sales charge as set forth in the then effective prospectus. The Distributor shall also be entitled to compensation for its services as provided in any Distribution Plan adopted as to any series and class of any Fund's Shares pursuant to Rule 12b-1 under the Investment Company Act.

     5.  Registration of Shares and Distributor
         --------------------------------------

     a. The Corporation agrees that it will use its best efforts to keep effectively registered under the Securities Act for sale as herein contemplated such Shares as the Distributor shall reasonably request and as the SEC shall permit to be so registered.

     b. The Corporation on behalf of each Fund will execute any and all documents and furnish any and all information which may be reasonably necessary in connection with the qualification of its Shares for sale (including the qualification of the Corporation or a Fund as a dealer where necessary or advisable) in such states as the Distributor may reasonably request (it being understood that the Corporation shall not be required without its consent to comply with any requirement which in its opinion is unduly burdensome). The Distributor, at its own expense, will effect all required qualifications of the Distributor as a dealer or broker or otherwise under all applicable state or federal laws in order that the Shares may be sold in as broad a territory as is reasonably practicable.

     c. Notwithstanding any other provision hereof, the Corporation on behalf of a Fund may terminate, suspend or withdraw the offering of its Shares whenever, in its sole discretion, the Corporation deems such action to be desirable.

     6.  Expenses
         --------

     a. The Corporation or respective Fund will pay or cause to be paid the expenses (including the fees and disbursements of its own counsel) of any registration of the Shares under the Securities Act, expenses of qualifying or continuing the qualification of the Shares for sale, and in connection therewith, of qualifying or continuing the qualification of the Corporation or respective Fund as a dealer or broker under the laws of such states as may be designated by the Distributor under the conditions herein specified, and expenses incident to the issuance of Shares, such as the cost of share certificates, issue taxes and fees of the transfer agent.

     b. The Distributor will pay all other expenses (other than expenses which one or more dealers may bear pursuant to any agreement with the Distributor) incident to the sale and distribution of the Shares issued or sold hereunder, including, without limiting the generality of the foregoing, all (a) expenses of printing and distributing or disseminating any other literature, advertising and selling aids in connection with such offering of the Shares for sale (except that such expenses shall not include expenses incurred by the Corporation or any Fund in connection with the preparation, printing and distribution of any report or other communication to holders of Shares in their capacity as such); and (b) expenses of advertising in connection with such offering.

     c. No transfer taxes, if any, which may be payable in connection with the issue or delivery of Shares sold as herein contemplated or of the certificates for such Shares shall be borne by the Corporation or any Fund, and the Distributor will indemnify and hold harmless the Corporation and each Fund against liability for all such transfer taxes.

     7.  Duration and Termination
         ------------------------

     a. This Agreement shall become effective as of the date hereof and shall continue in effect until _______, _____, and from year to year thereafter, but only so long as such continuance is specifically approved each year by either
(i) the Board of Directors of the Corporation, or (ii) the affirmative vote of a majority of the relevant Fund's respective outstanding voting securities. In addition to the foregoing, each renewal of this Agreement must be approved by the vote of a majority of the Corporation's directors who are not parties to this Agreement or interested persons of any such party, cast in person at a meeting called for the purpose of voting on such approval. Prior to voting on the renewal of this Agreement, the Board of Directors of the Corporation shall request and evaluate, and the Distributor shall furnish, such information as may reasonably be necessary to enable the Corporation's Board of Directors to evaluate the terms of this Agreement.

     b. Notwithstanding whatever may be provided herein to the contrary, this Agreement may be terminated at any time, without payment of any penalty, by vote of a majority of the Board of Directors of the Corporation, or by vote of a majority of the outstanding voting securities of the relevant Fund, or by the Distributor, in each case, on not more than sixty (60) days' written notice to the other party and shall terminate automatically in the event of its assignment as set forth in paragraph 9 of this Agreement.

     8.  Notice
         ------

     Any notice under this Agreement shall be in writing, addressed and delivered or mailed, postage prepaid, to the other party at such address as such other party may from time to time designate for the receipt of such notice.

     9.  Assignment
         ----------

     This Agreement shall neither be assignable nor subject to pledge or hypothecation and in the event of assignment, pledge or hypothecation shall automatically terminate. For purposes of determining whether an "assignment" has occurred, the definition of "assignment" in Section 2(a)(4) of the Investment Company Act shall control.

     10.  Miscellaneous
          -------------

     a. This Agreement shall be construed in accordance with the laws of the State of Wisconsin, provided that nothing herein shall be construed in a manner inconsistent with the Investment Company Act, the Securities Act, the Securities Exchange Act of 1934 or any rule or order of the SEC under such Acts or any rule of the NASD.

     b. The captions of this Agreement are included for convenience only and in no way define or delimit any of the provisions hereof or otherwise affect their construction or effect.

     c. If any provision of this Agreement shall be held or made invalid by a court decision, statute, rule or otherwise, the remainder of this Agreement shall not be affected thereby and, to this extent, the provisions of this Agreement shall be deemed to be severable.

     IN WITNESS WHEREOF, the parties hereto have caused this Agreement to be signed as of the day and year first stated above.



Attest:                                     STRONG INVESTMENTS, INC.



----------------------------------------    ------------------------------------
Susan A. Hollister                          Richard W. Smirl, Vice President

Attest:                                     STRONG __________, INC.


----------------------------------------    ------------------------------------
Susan A. Hollister                          Cathleen A. Ebacher, Vice President

                                   SCHEDULE A
                                   ----------

The Fund(s) of the Corporation currently subject to this Agreement are as follows:

                                                  Date of Addition
Fund(s)                       Class               to this Agreement
-------                                           -----------------




Attest:                                    STRONG INVESTMENTS, INC.



----------------------------------------   -------------------------------------
Susan A. Hollister                         Richard W. Smirl, Vice President

Attest:                                    STRONG __________, INC.


----------------------------------------   -------------------------------------
Susan A. Hollister                         Cathleen A. Ebacher, Vice President